     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 1, 1996
                                                      REGISTRATION NO. 333-00439

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                  ON FORM S-8
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              ___________________

                                IMC GLOBAL INC.
            (Exact name of Registrant as specified in its charter)

                              ___________________

           DELAWARE                                         36-3492467
  (State or Other Jurisdiction                          (I.R.S. Employer
of Incorporation or Organization)                    Identification Number)

      2100 SANDERS ROAD                                       60062
     NORTHBROOK, ILLINOIS                                  (Zip Code)
(Address of Principal Executive
           Offices)




                 THE VIGORO CORPORATION 1991 STOCK OPTION PLAN
                           (Full Title of the Plan)

                              MARSCHALL I. SMITH
             SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                                IMC GLOBAL INC.
                               2100 SANDERS ROAD
                          NORTHBROOK, ILLINOIS 60062
                                (847) 272-9200
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

================================================================================

                            INTRODUCTORY STATEMENT

     IMC Global Inc., a Delaware corporation (the "Registrant"), hereby amends its Registration Statement on Form S-4 (Registration No. 333-00439) by filing this Post-Effective Amendment No. 1 on Form S-8.

     On March 1, 1996, The Vigoro Corporation, a Delaware corporation ("Vigoro"), became a wholly-owned subsidiary of the Registrant upon consummation of the merger (the "Merger") contemplated by the Agreement and Plan of Merger dated as of November 13, 1995 (the "Merger Agreement") among the Registrant, a wholly-owned subsidiary of the Registrant and Vigoro. Each option (an "Outstanding Option") to purchase Common Stock, $0.01 par value per share, of Vigoro ("Vigoro Common Stock"), which was outstanding immediately prior to the effective time of the Merger (the "Effective Time") pursuant to The Vigoro Corporation 1991 Stock Option Plan (the "Plan") became an option (a "Substitute Option") to purchase the number of shares of Common Stock, $1.00 par value, of the Registrant ("IMC Common Stock"), together with the associated rights to purchase shares of Junior Participating Preferred Stock, Series C, par value $1.00 per share of the Registrant ("Rights") in accordance with the Registrant's Rights Agreement dated as of June 21, 1989, as amended, decreased to the nearest whole share, determined by multiplying (i) the number of shares of Vigoro Common Stock subject to such Outstanding Option by (ii) 1.60 (the "Conversion Number"), at an exercise price per share of IMC Common Stock (increased to the nearest whole cent) equal to the exercise price per share of Vigoro Common Stock immediately prior to the Effective Time divided by the Conversion Number. Each Substitute Option will be exercisable upon the same terms and conditions as were applicable immediately prior to the Effective Time and vested to the extent provided in the related Outstanding Option.

     This Post-Effective Amendment relates to the offer and sale after the Effective Time of IMC Common Stock, together with the associated Rights, pursuant to and in accordance with the Substitute Options.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents heretofore filed by the Registrant with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

1.   The Registrant's Annual Report on Form 10-K for the year ended June 30,
     1995;

2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended September 30 and December 31, 1995;

3. The Registrant's Current Reports on Form 8-K filed August 17, 1995 and October 17, 1995;

4. The description of the IMC Common Stock contained in the Registration Statement on Form 8-A/A-1 filed January 12, 1996, including any amendments or reports filed for the purpose of updating such description; and

5. The description of the Rights contained in the Registration Statement on Form 8-A June 23, 1989, as amended by Form 8-A/A filed September 18, 1995 and January 24, 1996, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     The legal matters in connection with the issuance and due authorization of the IMC Common Stock and the associated Rights being registered hereby have been passed upon by Marschall I. Smith, its Senior Vice President, Secretary and General Counsel. As of January 15, 1996, Mr. Smith was the beneficial owner of 71,276 shares of IMC Common Stock (including 70,100 shares issuable upon the exercise of stock options, 38,400 of which are currently exercisable).

Item 6.   Indemnification of Directors and Officers.

     Reference is made to Section 145 of the Delaware General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances. The Registrant has insurance to indemnify its directors and officers for those liabilities in respect of which such indemnification insurance is permitted under the laws of the State of Delaware.

     The Registrant's Restated Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, a director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of duty as a director.

Item 7.   Exemptions from Registration Claimed.

     Not Applicable.

Item 8.   Exhibits.

     (a) The following is a list of Exhibits included as part of this Registration Statement. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request. Items marked with an asterisk are filed herewith.

4.1 Restated Certificate of Incorporation, as amended (incorporated by reference to the Registrant's Report on Form 8-K dated November 1, 1994).

4.2 Certificate of Amendment to Restated Certificate of Incorporation, dated October 23, 1995 (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form 8-A/A-1 dated January 12,
      1996).

4.3* Certificate of Amendment to Restated Certificate of Incorporation, dated March 1, 1996.

4.4*  Bylaws of IMC Global Inc., as amended March 1, 1996.

4.5 Rights Agreement, dated June 21, 1989, between IMC Global Inc. and The First National Bank of Chicago, as Rights Agent (incorporated by reference to Exhibit 10.35 to Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1989).

4.6 Amendment to Rights Agreement, effective as of April 29, 1993 (incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form 8-A/A-1 dated January 12, 1996).

4.7 Amendment to Rights Agreement, dated August 17, 1995 (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A/A dated September 7, 1995).

4.8 The Vigoro Corporation 1991 Stock Option Plan (incorporated by reference to Exhibit No. 10(iii)(A)(1) to Vigoro's Registration Statement on Form S-1 dated March 27, 1991).

4.9 First Amendment to The Vigoro Corporation 1991 Stock Option Plan (incorporated by reference to Exhibit No. 10(iii)(A)(1)(b) to Vigoro's Annual Report on Form 10-K for the year ended June 30, 1994).

4.10 Second Amendment to The Vigoro Corporation 1991 Stock Option Plan (incorporated by reference to Exhibit No. 4(i)(2) to Vigoro's Registration Statement on Form S-8 dated April 7, 1995).

5*    Opinion of Marschall I. Smith.

23.1* Consent of Ernst & Young LLP.

23.2* Consent of Arthur Andersen LLP.

23.3* Consent of Ernst & Young.

23.4* Consent of Marschall I. Smith (included in Exhibit 5 to this Post-
      Effective Amendment).

24 Powers of Attorney (filed by the Registrant with the SEC on January 29, 1996 with the Registration Statement on Form S-4 to which this Post-Effective Amendment relates).

(b)  Not applicable.

Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
--------  -------
registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, State of Illinois, on March 1, 1996.


                                          IMC GLOBAL INC.

                                                 Wendell F. Bueche
                                          By:_________________________
                                             Wendell F. Bueche
                                             Chairman and Chief Executive
                                             Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated.



Wendell F. Bueche
__________________       Chairman of the Board         March 1, 1996
Wendell F. Bueche        and Chief Executive
                         Officer and Director
                         (principal executive
                         officer)
Brian J. Smith
__________________       Executive Vice President      March 1, 1996
Brian J. Smith           and Chief Financial
                         Officer (principal
                         accounting and financial
                         officer)
James D. Speir
__________________       President, Chief              March 1, 1996
James D. Speir           Operating Officer and
                         Director (principal
                         operating officer)



                                   DIRECTORS


        *                                               *
_________________________                    __________________________
Raymond F. Bentele                           Frank W. Considine

        *                                               *
_________________________                    __________________________
Dr. James M. Davidson                        Richard A. Lenon

        *                                               *
_________________________                    __________________________
David B. Mathis                              Thomas H. Roberts, Jr.

        *
_________________________
Billie B. Turner



March 1, 1996
          Marschall I. Smith
*By: _____________________________
     Marschall I. Smith
     Attorney-in-Fact